Exhibit 10.4

2001 Ross Avenue Suite 400 Dallas, Texas 75201 Phone: (214) 397-1605 Fax: (214) 397-1790 www.fticonsulting.com

January 31, 2006

David McGlade

Intelsat, Ltd.

Wellesley House North, 2nd Floor

900 Pitts Bays Road

Pembroke, Bermuda HM08

Re:	Intelsat, Ltd.

Project No. 010412.0002

Dear Dave:

Pursuant to Schedule I of our Engagement Contract with Intelsat, Ltd. dated June 27, 2005, this letter is to inform you that our standard billing rates have changed as of January 1, 2006. Our updated standard hourly rates for additional Temporary Employees are as follows:

Per Hour
Senior Managing Director	$595-655
Director / Managing Director	$435-590
Associates / Consultants	$215-405
Administrative	$95-100

Please note that Bob Medlin’s flat rate of $85,000 per month remains unchanged. If you have any questions regarding this letter, please call me at (212) 499-3668.

Sincerely,

/s/ Marc J. Glogoff
Marc J. Glogoff